Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

FIRST QUARTER 2015 RESULTS

Houston – April 30, 2015 – Superior Energy Services, Inc. (NYSE: SPN) today announced a net loss from continuing operations of $1.5 million, or $0.01 per share, on revenue of $917.2 million and a net loss of $11.1 million, or $0.07 per share for the first quarter of 2015.

These results compare with net income from continuing operations of $42.6 million, or $0.27 per diluted share, and net income of $36.7 million, or $0.23 per diluted share, on revenue of $1,061.4 million for the first quarter of 2014.

“Oil and gas activity levels and pricing for our services declined at an exceptional pace throughout the first quarter of 2015,” commented David Dunlap, President and CEO of the Company. “In addition to previously announced capital expenditure reductions, we have also responded to the current market conditions with meaningful cost reductions that will benefit the Company as 2015 progresses. We believe our financial strength, geographic diversity and operational discipline has Superior Energy well positioned to navigate what may be a prolonged period of lower levels of customer spending and activity.

“Our U.S. customers initiated a series of budget reductions, beginning in December, and continuing during the first quarter in response to their reduced cash flow. We expect that, as activity levels begin to stabilize, we will have the opportunity to further adjust our cost base and improve our competitive position in the available market. Our focus is on retaining our operational presence with our customer base, aggressively managing our costs, and delivering high quality operational execution, with the understanding that it may be quite some time before oil and gas activity returns to 2014 levels.

“We expect that our commitment to geographic expansion, combined with our strong balance sheet, will ensure that we have significant operating leverage when this cycle reverses and allow us to emerge from this downturn in a stronger competitive position. We will continue to adjust our cost structure to reflect current activity levels and also be selective in evaluating opportunities to expand our service offerings through acquisition.”

First Quarter 2015 Geographic Breakdown

U.S. land revenue was $576.3 million in the first quarter of 2015, as compared with $681.3 million in the first quarter of 2014 and $805.2 million in the fourth quarter of 2014. Gulf of Mexico revenue was $184.1 million, as compared with $211.0 million in the first quarter of 2014 and $193.5 million in the fourth quarter of 2014. International revenue was $156.8 million, as compared with $169.1 million in the first quarter of 2014 and $179.9 million in the fourth quarter of 2014.

Drilling Products and Services Segment

Drilling Products and Services segment revenue in the first quarter of 2015 was $199.5 million, a 9% decrease from first quarter 2014 revenue of $220.2 million and a 16% decrease from fourth quarter 2014 revenue of $238.5 million.

U.S. land revenue decreased 29% sequentially to $62.5 million, Gulf of Mexico revenue decreased 6% sequentially to $86.6 million and international revenue decreased 14% sequentially to $50.4 million. Revenues for all major product lines of this segment were impacted by sharply lower levels of oil and gas industry activity and pricing pressure.

Onshore Completion and Workover Services Segment

Onshore Completion and Workover Services revenue was $350.9 million in the first quarter of 2015, a 10% decrease from first quarter 2014 revenue of $389.9 million, and 25% lower than fourth quarter 2014 revenue of $469.1 million. All product lines in this segment were impacted negatively by severe reductions in oil and gas customer spending and activity as well as pricing pressure in North America during the quarter.

Production Services Segment

Production Services segment revenue was $251.5 million, a 22% decrease from first quarter 2014 revenue of $321.2 million and a 27% decrease from fourth quarter 2014 revenue of $342.1 million.

U.S. land revenue decreased 35% sequentially during the quarter to $144.9 million, Gulf of Mexico revenue decreased 10% sequentially to $25.6 million and international revenue decreased 10% sequentially to $81.0 million. Production Services revenue was lower in all areas primarily as a result of substantially lower levels of customer activity and pricing pressure.

Technical Solutions Segment

Technical Solutions revenue in the first quarter of 2015 was $115.3 million, an 11% decrease from first quarter 2014 revenue of $130.1 million and an 11% decrease from fourth quarter 2014 revenue of $128.9 million.

U.S. land revenue decreased 25% sequentially to $18.0 million, Gulf of Mexico revenue decreased 2% sequentially to $71.9 million primarily due to seasonality and international revenue decreased 20% sequentially to $25.4 million as oil and gas spending and activity decreased globally.

Conference Call Information

The Company will host a conference call at 11:00 a.m. Eastern Daylight Time on Friday, May 1, 2015. The call can be accessed from the Company’s website at www.superiorenergy.com, or by telephone at 412-902-0030. For those who cannot listen to the live call, a telephonic replay will be available through May 15, 2015 and may be accessed by calling 201-612-7415 and using the pass code 13604871#. An archive of the webcast will be available after the call for a period of 60 days at www.superiorenergy.com.

Superior Energy Services, Inc. serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers.

The press release contains certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of the Company’s management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause the Company’s actual results to differ materially from such statements. Such uncertainties include, but are not limited to: the cyclicality and volatility of the oil and gas industry, including changes in prevailing levels of exploration, production and development activity; changes in prevailing oil and gas prices or expectations about future prices; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which the Company may have limited or no insurance coverage or indemnification rights; the effect of regulatory programs and environmental matters on the Company’s operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for the Company’s pressure pumping services; risks associated with the uncertainty of macroeconomic and business conditions worldwide; changes in competitive and technological factors affecting the Company’s operations; the potential shortage of skilled workers; risks inherent in acquiring businesses; risks associated with business growth outpacing the capabilities of the Company’s infrastructure and workforce; political, economic and other risks and uncertainties associated with the Company’s international operations; the Company’s continued access to credit markets on favorable terms; the impact that unfavorable or unusual weather conditions could have on the Company’s operations; the risks inherent in long-term fixed-price contracts; and other risks disclosed in our periodic reports filed with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which the Company’s forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which the Company cannot control or anticipate. Further, the Company may make changes to its business strategies and plans (including its capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, the Company’s assumptions or otherwise, any of which could or will affect its results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by the Company in the forward-looking statements. The Company undertakes no obligation to update any of its forward-looking statements for any reason and, notwithstanding any changes in the assumptions, changes in the Company’s business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Three Months Ended March 31, 2015 and 2014

(in thousands, except earnings per share amounts)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues	$917,235	$1,061,418

Cost of services and rentals (exclusive of items shown separately below)	582,246	651,605
Depreciation, depletion, amortization and accretion	162,220	162,318
General and administrative expenses	150,962	155,919

Income from operations	21,807	91,576

Other income (expense):
Interest expense, net	(23,209)	(23,881)
Other income (expense)	(971)	(35)

Income (loss) from continuing operations before income taxes	(2,373)	67,660

Income taxes	(878)	25,034

Net income (loss) from continuing operations	(1,495)	42,626

Loss from discontinued operations, net of income tax	(9,640)	(5,954)

Net income (loss)	$(11,135)	$36,672

Basic earnings (losses) per share:
Net income (loss) from continuing operations	$(0.01)	$0.27
Loss from discontinued operations	(0.06)	(0.04)

Net income (loss)	$(0.07)	$0.23

Diluted earnings (losses) per share:
Net income (loss) from continuing operations	$(0.01)	$0.27
Loss from discontinued operations	(0.06)	(0.04)

Net income (loss)	$(0.07)	$0.23

Weighted average common shares used in computing earnings per share:
Basic	149,881	158,212

Diluted	149,881	160,912

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 31, 2015 and December 31, 2014

(in thousands)

	3/31/2015	12/31/2014
ASSETS	(unaudited)	(audited)

Current assets:
Cash and cash equivalents	$414,829	$393,046
Accounts receivable, net	770,846	926,768
Deferred income taxes	25,064	32,138
Prepaid expenses	69,772	74,750
Inventory and other current assets	203,412	185,429
Assets held for sale	144,905	116,680

Total current assets	1,628,828	1,728,811

Property, plant and equipment, net	2,690,491	2,733,839
Goodwill	2,465,646	2,468,409
Notes receivable	26,387	25,970
Intangible and other long-term assets, net	411,806	420,360

Total assets	$7,223,158	$7,377,389

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$212,609	$225,306
Accrued expenses	337,273	363,747
Income taxes payable	8,723	40,213
Current maturities of long-term debt	21,533	20,941
Liabilities held for sale	17,999	61,840

Total current liabilities	598,137	712,047

Deferred income taxes	693,123	702,996
Decommissioning liabilities	91,485	88,000
Long-term debt, net	1,622,713	1,627,842
Other long-term liabilities	163,396	166,766

Total stockholders’ equity	4,054,304	4,079,738

Total liabilities and stockholders’ equity	$7,223,158	$7,377,389

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

THREE MONTHS ENDED MARCH 31, 2015, DECEMBER 31, 2014 AND MARCH 31, 2014

(unaudited)

	Three months ended,
Revenue	March 31, 2015	December 31, 2014	March 31, 2014
Drilling Products and Services	$199,459	$238,453	$220,210
Onshore Completion and Workover Services	350,992	469,130	389,877
Production Services	251,469	342,153	321,235
Technical Solutions	115,315	128,890	130,096

Total Revenues	$917,235	$1,178,626	$1,061,418

Income (Loss) from Operations	March 31, 2015	December 31, 2014	March 31, 2014
Drilling Products and Services	$47,164	$78,138	$66,881
Onshore Completion and Workover Services	(1,226)	41,003	6,070
Production Services	(22,687)	9,818	5,014
Technical Solutions	(1,444)	14,307	13,611

Total Income from Operations	$21,807	$143,266	$91,576